UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 30, 2011

VISION-SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20970	13-3430173
(State or other jurisdiction	(Registration number)	(IRS employer
of incorporation)	identification no.)	identification no.)
40 Ramland Road South Orangeburg, NY	10962
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (845) 365-0600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 30, 2011 (the “Effective Date”), the Company entered into an Amended and Restated Revolving Loan Agreement (the “Agreement”) with Lewis Pell, the Company’s chairman (the “Lender”) providing for an additional $5.0 million (the "New Loan Amount") in loans (the “New Loan”) to the Company, in addition to $5.0 million previously borrowed under the Original Agreement (as defined below), for an aggregate loan of up to $10.0 million.

This Agreement amends and restates the original Revolving Loan Agreement between the Lender and the Company dated November 9, 2009 (the “Original Agreement”) pursuant to which the Company borrowed $5 million (the “Original Loan Amount”).

Under the Agreement, the Company may draw up to the New Loan Amount until the third anniversary of the Effective Date or such earlier time as the agreement is terminated in accordance with its terms.  The Agreement extends the Original Loan Amount repayment date to be consistent with the New Loan Amount and extends the expiration date of the warrants issued under the Original Loan Agreement to be consistent with the terms of the New Warrant (as defined below).

On September 30, 2011, the Company drew down $1 million of the New Loan Amount.

Any amounts drawn against the New Loan (an “Advance”) accrue interest at a per annum rate of 7.5%. The Lender will receive an availability fee equal to a per annum rate of 0.5% on the unused portion of the New Loan calculated based on the difference between the average annual principal amount of the outstanding Advances under the Loan and the maximum amount of aggregate Advances of $10.0 million. The availability of Advances under the New Loan is subject to customary conditions.

Subject to the terms of the Agreement, the Company will be required to prepay all amounts outstanding under the Agreement upon a change in control or event of default.  In addition, the Company will be required to repay all of the New Loan then outstanding, and some portion of the Original Loan Amount, if the Company secures other financing or consummates a sale or license of assets.

In connection with the Loan Agreement, the Lender received a warrant to purchase an aggregate of 1,229,105 shares of Company common stock at an exercise price of $2.034 per share (the “New Warrant”).  The New Warrant is fully exercisable upon issuance and expires on the later of the fifth anniversary of the New Warrant or one year after the termination of the Loan Agreement (the “Expiration Date”) and repayment of all amounts due and payable thereunder.

A copy of the Agreement, the New Warrant and letter are attached hereto as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, respectively, and made a part hereof.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 99.2 99.3
Amended and Restated Revolving Loan Agreement between the Company and Lewis C. Pell, dated as of September 30, 2011.

Warrant issued by the Company to Mr. Lewis Pell, dated as of September 30, 2011.

Letter Agreement between the Company and Mr. Lewis Pell, dated as of September 30, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Vision-Sciences, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISION-SCIENCES, INC.

By:	/s/ Cynthia Ansari
	Name:	Cynthia Ansari
	Title:	Chief Executive Officer

Date:  October 4, 2011

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